SUBSCRIPTION AGREEMENT


Califree Telecom Communications Corp.
400 Perimeter Center Terrace
Atlanta, Georgia  30346

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ Units of Common Stock of Callfree Telecom
Communications Corp. (the "Company") at a price of $6.00 per Unit (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Units and hereby agrees to pay herewith the Subscription Price for such Units.


MAKE CHECK PAYABLE TO:

American  Securities  Transfer  &  Trust,
Escrow  Agent  for  Callfree  Telecom
Communications Corp.



   Executed this             day of                                  1999 at
   Street Address: ___________________________________________________________
                   ___________________________________________________________
                               City                       State       Zip Code


                      Signature of Purchaser _________________________________

                      Printed Name of Purchaser_______________________________

______________________________________________________________________________
   Street Address

______________________________________________________________________________
   City                                     State                  Zip Code


   Social Security Number/ Tax I.D. Number ____________________________


   Number of Units Purchased __________________________________________



                                       CALLFREE TELECOM COMUUNICATIONS CORP.


                                       BY: _________________________________